                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                                   FORM 8-K


                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 5, 1997


                              CONCEPTRONIC, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                 0-19589                       02-0413153
(State or other jurisdiction of   (Commission                   (IRS Employer
        incorporation)             File No.)                 Identification No.)

           One Church Street                                         20850
          Rockville, Maryland                                      (Zip Code)
(Address of principal executive offices)

      Registrant's telephone number, including area code: (301) 315-0027

Item 2. Acquisition or Disposition of Assets.

        On March 5, 1997, White Mountain Cable Construction Corp. ("White Mountain") was merged with and into White Mountain Acquisition Company, Inc., a wholly-owned subsidiary of Conceptronic, Inc. (the "Company"). The merger consideration paid by the Company to the stockholders of White Mountain was based on the fair market value of White Mountain on the transaction date and consisted of (i) 1,571,326 shares of the Common Stock, $.01 par value per share (the "Common Stock"), of the Company, of which 181,818 shares were deposited in an escrow account as security for a breach of the representations, warranties and agreements made by the stockholders of White Mountain in the merger agreement and (ii) $8,642,293 in cash, $1,000,000 of which was deposited in the escrow account. Additionally, the Company granted certain registration rights to the stockholders of White Mountain providing for the registration under the Securities Act of 1933, as amended, of the shares of the Company's Common Stock issued to them in the merger. The Company also entered into employment agreements with the two former principals of White Mountain pursuant to which, in addition to a base salary, each has the opportunity to receive an annual bonus of up to $200,000 in the event that White Mountain exceeds certain earnings targets. In connection with the transactions discussed above, the Company also entered into a guarantee agreement pursuant to which it guaranteed approximately $4.5 million of the bank debt of White Mountain.

        White Mountain is engaged in the construction, reconstruction, maintenance, repair and expansion of communications systems, cable television and data systems, including providing aerial construction and splicing of both fiber optic and coaxial cable to major telecommunications customers. White Mountain will be operated as a wholly-owned subsidiary of the Company.

Item 7. Financial Statements and Exhibits.

        (a) Financial Statements of Business Acquired.

                Audited balance sheet of White Mountain Cable Construction Co. as of December 31, 1996 and 1995 and related statements of income, retained earnings and cash flows for the years then ended.


        (b) Pro Forma Financial Information.

                Pro forma balance sheet of Conceptronic, Inc. at December 31, 1996 and statement of income of Conceptronic, Inc. for the fiscal year ended December 31, 1996.

        (c) Exhibits.

                2 Agreement and Plan of Merger, dated February 26, 1997, by and between Dennis A. Nolin, David Pouliotte, White Mountain Cable Construction Corp., Conceptronic, Inc. and White Mountain Acquisition.

                        Company, Inc.

                10 Guarantee Agreement, dated March 5, 1997, by Conceptronic, Inc. in favor of Citizens Bank New Hampshire.

                23      Consent of John Killion, PC

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Conceptronic, Inc.
                                        -----------------------------------
                                                   (Registrant)



March 18, 1997
                                        -----------------------------------
                                                Rainer H. Bosselmann
                                                Chairman of the Board
                                                and Chief Executive Officer

                                                Financial Statements of Business
                                                Acquired



WHITE MOUNTAIN CABLE CONSTRUCTION CORP.

FINANCIAL REPORT

DECEMBER 31, 1996 and 1995

                                JOHN KILLION, PC
                          CERTIFIED PUBLIC ACCOUNTANT
                                     -----
                               210 RUMFORD STREET
                          CONCORD, NEW HAMPSHIRE 03301
                            TELEPHONE (603) 224-7491
                               FAX (603) 224-6550



To the Board of Directors
White Mountain Cable Construction Corp.
Epsom, New Hampshire


We have audited the accompanying balance sheets of White Mountain Cable Construction Corp. as of December 31, 1996 and 1995, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of White Mountain Cable Construction Corp. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ John Killion, P.C.

January 30, 1997

                   WHITE MOUNTAIN CABLE CONSTRUCTION CORP.

                                                  BALANCE SHEET
                                                   DECEMBER 31,


                                                                           1996                    1995
                                                                        ----------              ----------
                                                      ASSETS
CURRENT ASSETS
   Cash                                                                 $   15,227              $   31,333
   Accounts receivable, net                                              4,403,582               1,261,905
   Inventory                                                               289,913                 159,386
   Prepaid expenses                                                         73,725                  55,786
                                                                        ----------              ----------
      Total current assets                                               4,782,447               1,508,410

PROPERTY AND EQUIPMENT
   Fixed assets, net                                                     3,675,925               2,783,589
                                                                        ----------              ----------

TOTAL ASSETS                                                            $8,458,372              $4,291,999
                                                                        ==========              ==========


                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current portion of long-term debt                                    $1,421,743              $  833,674
   Billings in excess of costs                                           1,994,843                     -0-
   Accounts payable                                                        980,901                 710,520
                                                                        ----------              ----------
      Total current liabilities                                          4,397,487               1,544,194
                                                                        ----------              ----------

NONCURRENT LIABILITIES
   Long-term debt, less current portion                                  2,110,990               1,422,231
   Deferred income taxes                                                   446,093                 340,327
                                                                        ----------              ----------
      Total noncurrent liabilities                                       2,557,083               1,762,558
                                                                        ----------              ----------
TOTAL LIABILITIES                                                        6,954,570               3,306,752
                                                                        ----------              ----------

STOCKHOLDERS' EQUITY
 Common stock, no par value; 300 shares
  authorized, issued, and outstanding                                       15,132                  15,132
 Additional paid-in capital                                                  5,661                   5,661
 Retained earnings                                                       1,483,009                 964,454
                                                                        ----------              ----------
      Total stockholders' equity                                         1,503,802                 985,247
                                                                        ----------              ----------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                                                 $8,458,372              $4,291,999
                                                                        ==========              ==========



                See accompanying notes and accountants' report

                    WHITE MOUNTAIN CABLE CONSTRUCTION CORP.

                   STATEMENT OF INCOME AND RETAINED EARNINGS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                   1996            1995
                                                -----------     -----------
CONSTRUCTION REVENUES                           $15,008,780     $12,526,804

COST OF CONSTRUCTION REVENUES                    10,460,599       8,841,545
                                                -----------     -----------

GROSS PROFIT                                      4,548,181       3,685,259

OPERATING EXPENSES                                3,456,612       3,348,114
                                                -----------     -----------

OPERATING INCOME                                  1,091,569         337,145

NONOPERATING INCOME (EXPENSE)                      (232,490)       (179,606)
                                                -----------     -----------

INCOME BEFORE INCOME TAXES                          859,079         157,539

PROVISION FOR INCOME TAXES                          340,530         150,355
                                                -----------     -----------

NET INCOME                                          518,549           7,184

RETAINED EARNINGS, BEGINNING OF YEAR                964,454         957,270
                                                -----------     -----------

RETAINED EARNINGS, END OF YEAR                  $ 1,483,003     $   964,454
                                                ===========     ===========


                 See accompanying notes and accountants' report

                    WHITE MOUNTAIN CABLE CONSTRUCTION CORP.

                            STATEMENT OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                    1996            1995
                                                -----------     -----------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                      $   518,549     $     7,184

Adjustments to reconcile net income to net
 cash provided by operating activities:
    Depreciation                                $   563,307     $   511,335
    Deferred income taxes                           105,766          84,426
    (Increase) Decrease in current assets:
        Accounts receivable                      (3,141,677)        206,254
        Inventory                                  (130,527)        (26,744)
        Prepaid expenses                            (17,939)         50,612
    Increase (Decrease) in current liabilities:
        Billings in excess of costs               1,994,843             -0-
        Accounts payable                            132,294         (68,804)
        Accrued expenses and taxes                  138,087         125,411
                                                -----------     -----------
Net cash provided by operating activities           162,703         889,674
                                                -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Capital expenditures                         (1,494,522)     (1,262,758)
    Retired assets                                   57,360             -0-
    Gain (Loss) on sales of fixed assets            (18,475)          4,616
                                                -----------     -----------
        Net cash used in investing activities    (1,455,637)     (1,258,142)
                                                -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Principal payments on financing              (3,010,192)     (1,064,175)
    Proceeds from new financing                   4,287,020       1,395,000
                                                -----------     -----------
        Net cash provided from financing
         activities                              (1,276,828)        330,825
                                                -----------     -----------

NET DECREASE IN CASH                                (16,106)        (37,643)
CASH, BEGINNING OF YEAR                              31,333          68,976
                                                -----------     -----------
CASH, END OF YEAR                               $    15,227     $    31,333
                                                ===========     ===========

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

    Cash paid during the year for:
        Interest                                $   205,769     $   191,288
        Income taxes                                 65,006          60,344



                 See accompanying notes and accountants' report

                    WHITE MOUNTAIN CABLE CONSTRUCTION CORP.

                         NOTES TO FINANCIAL STATEMENTS



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business Activity:
         The company provides design, technical support, construction management, and construction services (builds; rebuilds; retrofits; and Premiss wiring with coax and fiber optic cable) to the CATV; Electrical; Telephone; and Computer Network industries (voice, data and video). Projects are located from Texas to Maine. The length of the projects vary but are typically less than a year.

  Basis of accounting:

         The Company recognizes revenues on projects on the percentage of completion method measured by the percentage of cost incurred to date to estimated total cost for each project. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term. Billings are issued based on production reports and established per unit contract prices.

         Project costs include all direct material, labor costs, subcontractor costs, and those indirect costs related to project performance, such as indirect labor, per diem, insurance, depreciation, supplies and vehicle expenses. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted projects are made in the period in which the losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated project profitability resulting from project performance, project conditions, claims, and settlements are accounted for as changes in estimates in the current period.

         The liability, "Billings in excess of costs" represents billings in excess of revenues recognized.

  Inventories:

         Inventories are valued at the lower of cost or market, determined principally by using the first-in, first-out (FIFO) method.

  Property and equipment:

         Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets in the following ranges: Building improvements (25-40 years); transportation equipment (5-8 years); Equipment (5-10 years); Furniture and fixtures (5-10 years); Land improvements (10-25 years).

  Income Taxes

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences in the depreciation methods used for property and equipment between financial and income tax reporting.

                   WHITE MOUNTAIN CABLE CONSTRUCTION CORP.

                                          NOTES TO FINANCIAL STATEMENTS


NOTE 2. NOTES PAYABLE
                                                                   1996                    1995
                                                                ----------              ----------
        Note payable, with interest at 8.25%,
        collateralized by all assets with monthly
        payments of $21,840.18 plus interest,
        due 10/2001                                             $1,266,731              $      -0-

        Note payable, equipment line of credit,
        with interest at 8.25%, collateralized by all assets,
        due 04/2002. A sixty month amortization begins
        in April, 1997                                           1,050,396                     -0-

        Note payable, line of credit, with interest
        at 8.25%, collateralized by all assets, due
        on demand                                                1,015,606                     -0-

        Note payable, with interest at 9.0%,
        collateralized by all assets with monthly
        payments of $55,837.32 including interest,
        due 11/98                                                      -0-               1,755,905

        Note payable, line of credit, with interest
        at 9.0%, collateralized by all assets, due
        on demand                                                      -0-                 300,000

        Note payable, stockholders, unsecured,
        with interest at 12%                                       200,000                 200,000
                                                                ----------              ----------
                                                                 3,532,733               2,255,905
        Less amount due within one year                          1,421,743                 833,674
                                                                ----------              ----------
        Long-term debt                                          $2,110,990              $1,422,231
                                                                ==========              ==========


        Aggregate maturities required on long-term debt at December 31, 1996 are as follows:

                Year ending December 31, 1997                                           $1,421,743
                Year ending December 31, 1998                                              440,940
                Year ending December 31, 1999                                              478,725
                Year ending December 31, 2000                                              519,748
                Year ending December 31, 2001                                              671,577
                                                                                        ----------
                                                                                        $3,532,733
                                                                                        ==========


                   WHITE MOUNTAIN CABLE CONSTRUCTION CORP.

                        NOTES TO FINANCIAL STATEMENTS

NOTE 3. PROFIT-SHARING PLAN

        The Company has a trusteed, noncontributory profit-sharing plan covering substantially all of its employees. The company made contributions totaling $200,000 for the year ended December 31, 1996 and 1995.


NOTE 4. RELATED PARTY TRANSACTIONS

        The Company rents its headquarters and contracts for management and development services from entities owned by the shareholders. Payments to these related entities amounted to $2,798,000 in 1996 and $2,728,000 in 1995.


NOTE 5. INCOME TAXES

        The provision for income taxes differs from the expense that would result from applying statutory rates to income before income taxes because of the tax treatment of certain expenses. Provision for income taxes was computed as follows:

                                                           1996            1995
                Income before Income taxes              $ 859,079       $ 157,539

                Depreciation                             (316,406)       (240,695)
                Per Diem Meals and entertainment          160,240         146,115
                Non deductible expenses                     5,185           6,651
                                                        ---------       ---------
                        Taxable Income                  $ 708,098       $  69,610
                                                        =========       =========

                State income tax                        $  64,848       $   6,306
                Federal income tax                        169,916          59,622
                Deferred income tax                       105,766          84,427
                                                        ---------       ---------
                        Provision For Income Taxes      $ 340,530       $ 150,355
                                                        =========       =========



NOTE 6. CONCENTRATION OF CREDIT RISK

        The company extends credit to customers in the CATV industry in the normal course of business. The concentration of credit risk within this specific industry may be affected by changes in economic and other conditions and may, accordingly, impact the company's overall credit risk. One customer with multiple ongoing project represents over fifty percent of annual revenues and outstanding accounts receivable. Management believes that constant monitoring of accounts receivable reduces the credit risk to the company.

                         PRO FORMA FINANCIAL INFORMATION

The accompanying pro forma consolidated financial statements of operations presents the results of operations of the Company and White Mountain Cable Corp. as if the acquisition of White Mountain Cable Corp. had occurred as of January 1, 1996. The pro forma consolidated balance sheet reflects the pro forma consolidated financial position of the companies as if the acquisition had occurred December 31, 1996. The pro forma information reflects the total consideration paid and the issuance of 1,571,326 shares of the Company's common stock. The pro forma data is not necessarily indicative of what the results would have been if the acquisition had occurred on the dates indicated.




                             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                           Year Ended December 31, 1996

                       Conceptronic as     Pro Forma            WMCC          Pro Forma          Consolidated
                           Reported     Adjustments for(1)   Acquisition     Adjustments(1)        Pro Forma
                                         Conceptronic        as Reported      for WMCC

Net Sales                $15,652,792                         $15,008,780                          $30,661,572
Cost of Sales             11,258,630             -            10,460,599             -             21,719,229
                         -----------     -----------         -----------     -----------          -----------
Gross Profit               4,394,162                           4,548,181                            8,942,343

Operating Expense          4,012,867         806,389(2)        3,456,612      (2,570,000)(5)        5,705,868

                         -----------     -----------         -----------     -----------          -----------
Earnings from                381,295        (806,389)          1,091,569       2,570,000            3,236,475
Operations
                         -----------     -----------         -----------     -----------          -----------

Other Expense, Net           277,879         712,990(3)          232,490                            1,223,359

Income Before Taxes          103,416      (1,519,379)            859,079       2,570,000            2,031,116

Income Tax Provision          15,416        (285,196)(4)         340,530       1,009,525(6)         1,080,275

                         -----------     -----------         -----------     -----------          -----------
Net Income               $    88,000     $(1,234,183)        $   518,549     $ 1,560,475          $   932,841
                         ===========     ===========         ===========     ===========          ===========


Weighted Shares
Outstanding                2,082,266                                           1,571,326(7)         3,653,592
                         ===========                                           =========           ==========
Earnings per Share       $       .04                                                               $      .26
                         ===========                                                               ==========



NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

1) Reflects adjustments for the 1997 first quarter acquisition as if it had taken place on January 1, 1996.
2) Reflects current year amortization of $16,127,784 of goodwill over 20 years.
3)   Reflects adjustment for imputed interest expense on acquisition financing.
4) Adjustment for income tax provision at an effective rate of 40% on the imputed interest adjustment in footnote 3.
5)   Reflects elimination of fees paid to outside management group.
6)   Adjustment for income tax provision at approximately 40%.
7)   Represents additional shares issued for acquisition.


After giving effect to the Company's net operating loss carry-forward and removing from the above pro forma presentation interest that was imputed on the acquisition financing ( which interest was not incurred as a result of the recent private placement of securities), the pro forma net earnings per share for the Company as of year-ending December 31, 1996 would have been 51 cents.


                                  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                           Year Ended December 31, 1996

                                                   WMCC
                            Conceptronic as     Acquisition          Pro Forma       Consolidated
                                Reported        as Reported        Adjustments(1)      Pro Forma

Cash                           $10,317,822      $   15,227         $(8,989,293)(2)   $ 1,343,756
Accounts Receivable, Net         2,917,016       4,403,582                             7,320,598
Inventory, Net                   4,133,367         289,913                             4,423,280
Prepaid Expenses                   338,834          73,725                               412,559
                               -----------      ----------         -----------       -----------
     Total Current Assets       17,707,039       4,782,447          (8,989,293)       13,500,193

Prop, Equip & Other Assets       1,400,283       3,675,925          16,127,784(3)     21,203,992

                               -----------      ----------         -----------       -----------
TOTAL ASSETS                   $19,107,322      $8,458,372         $ 7,138,491       $34,704,185
                               ===========      ==========         ===========       ===========


Current Liabilities             $3,297,775      $4,397,487                           $ 7,695,262

Non-Current Liabilities          1,037,937       2,557,083                             3,595,020

                               -----------      ----------         -----------       -----------
TOTAL LIABILITIES                4,335,712       6,954,570             -              11,290,282
                               -----------      ----------         -----------       -----------

                               -----------      ----------         -----------       -----------
Stockholders' Equity            14,771,610       1,503,802           7,138,491  (4)   23,413,903
                               -----------      ----------         -----------       -----------

TOTAL LIABILITIES &
                               -----------      ----------         -----------       -----------
STOCKHOLDERS' EQUITY           $19,107,322      $8,458,372         $ 7,138,491       $34,704,185
                               ===========      ==========         ===========       ===========


NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

1) Reflects adjustments for the 1997 first quarter acquisition as if it had occurred on December 31, 1996.
2) Reflects the cash element of the Company's purchase and other acquisition costs for White Mountain Cable Corp.
3)   Reflects the estimated goodwill on the acquisition.
4)   Reflects the net impact of shares issued for the acquisition.
